SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)

of the Securities Exchange Act Of 1934

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Clarient, Inc.
(Name of Registrant As Specified In Its Charter)

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CLARIENT, INC.

33171 PASEO CERVEZA

SAN JUAN CAPISTRANO, CA 92675

NOVEMBER 21, 2005

TO THE STOCKHOLDERS OF CLARIENT, INC.:

                Clarient, Inc. hereby gives notice to its stockholders that the holders of a majority of the outstanding shares of Clarient’s common stock, par value $.01 per share, have taken action by written consent to approve the issuance of shares of common stock and warrants exercisable into common stock in an amount greater than 20% of Clarient’s outstanding shares of common stock. A description of the securities to be issued is contained in this information statement. The stockholders have taken this action solely for the purposes of satisfying requirements of the Nasdaq SmallCap Stock Market that require an issuer of listed securities to obtain prior stockholder approval if it sells or issues common stock (or securities convertible or exercisable into common stock) equal to 20% or more of the common stock or of the voting power outstanding before the issuance for less than the greater of book or market value of the common stock.

                The stockholder consent was made pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting.  All necessary corporate approvals in connection with the matters referred to in this information statement have been obtained.  This information statement is being furnished to all stockholders of Clarient pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”) and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect.  In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will be effective 21 calendar days following the mailing of this information statement.

                This action has been approved by Clarient’s Board of Directors and the holders of more than a majority of shares of Clarient’s common stock outstanding.  YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION.

By order of the Board of Directors

/s/ Stephen T. D. Dixon
Stephen T. D. Dixon
Executive Vice President and Chief Financial Officer

CLARIENT, INC.

33171 PASEO CERVEZA

SAN JUAN CAPISTRANO, CA 92675

INFORMATION STATEMENT

                Clarient is required to deliver this information statement to holders of our common stock in order to inform them that the holders of a majority of our common stock have taken certain actions that would normally require a stockholders meeting, without holding such a meeting.  November 8, 2005 has been fixed as the record date for the determination of holders of common stock who are entitled to receive this information statement.

                THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF CLARIENT’S COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE IS NOVEMBER 23, 2005.

                WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Issuance of Securities

                On November 9, 2005 we entered into a securities purchase agreement with a limited number of accredited investors pursuant to which we agreed to issue and the investors agreed to purchase 15,000,0000 shares of common stock, together with warrants to purchase an additional 2,250,000 shares of common stock at an exercise price of $1.35 per share, for an aggregate purchase price of $15 million.  We sometimes refer to this financing as the “new financing.”  The net proceeds to us from the new financing, after deducting expenses of the new financing, are expected to be approximately $14,650,000.  We expect to use the proceeds from the new financing for working capital and general corporate purposes, including to fund the planned expansion of our laboratory service operations, capital expenditures related to the build-out of our new facility (and expenses we will incur in moving our existing operations to that facility) and expenses associated with an anticipated increase in placement of our ACIS system through our distribution arrangement with DAKO Cytomation.  The securities being issued in the new financing are being issued to a limited number of accredited investors in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, and may not be resold absent registration under the Securities Act or an exemption therefrom.

                Our common stock is listed on the Nasdaq SmallCap Market and is subject to the NASD Marketplace Rules.  Under NASD Marketplace Rule 4350(i)(1)(D)(ii), we are required to obtain stockholder approval before issuing shares of our common stock (or securities convertible or exercisable into common stock) in an amount greater than 20% or more of our common stock outstanding before the issuance if the purchase price per share in such issuance is less than the greater of book or market value of our common stock.  We sometimes refer to this rule as the “20% Rule.”  The securities to be issued in the new financing are being issued at a discount to the market price of our common stock and constitute more than 20% of our common stock outstanding.  As a result, in order to comply with the 20% Rule, we have structured the new financing so that a portion of the common stock and warrants issued in the new financing (8,900,000 shares of common stock and warrants to purchase 1,335,000 shares of common stock, for aggregate gross proceeds of $8.9 million) were issued at an initial closing that occurred on November 9, 2005.  The shares of common stock and warrants (on an as-exercised basis) issued at the initial closing of the new financing represented approximately 19.7% of our common stock outstanding on the date of issuance.  The 20% Rule requires that we obtain stockholder approval for the issuance of the remaining 6,100,000 shares of common stock and 915,000 warrants to be issued in the new financing.  The stockholder approval that we have obtained will become effective 21 days after this information statement is mailed to our stockholders.  As a result, the remaining shares and warrants to be issued in the new financing will be issued at a subsequent closing which is expected to occur on or about 21 days after this information statement is mailed to our stockholders, or December 14, 2005.  The purchasers have deposited $6.1 million, representing the consideration to be paid for the shares and warrants to be issued at the subsequent closing, in an escrow fund, which will be released to us on the subsequent closing date.

Description of New Financing

                The purchasers in the new financing will acquire, in the aggregate, 15,000,000 shares of common stock and warrants to purchase 2,250,000 shares of common stock.  The new financing will result in dilution to our existing stockholders, but will not otherwise materially affect our existing common stockholders’ rights as stockholders.  Safeguard Delaware, Inc. is one of the purchasers in the new financing and has subscribed to acquire 9,000,000 shares of common stock and warrants to purchase 1,350,000 shares of common stock for an aggregate investment of $9,000,000.  Following consummation of the new financing, Safeguard Delaware, Inc. and its affiliate Safeguard Scientifics (Delaware), Inc. will own approximately 57% of our outstanding common stock.

                In 2002 we granted Safeguard Delaware, Inc. a preemptive right to purchase its pro rata share of any new equity securities that we issue (for this purpose, Safeguard’s “pro rata share” is defined as the amount of shares owned by Safeguard Delaware, Inc. and its affiliates divided by the total number of shares outstanding, determined on a fully diluted basis).  Safeguard Delaware, Inc. waived its preemptive rights and notice provisions thereto in connection with the new financing (except to the extent that it is purchasing securities in the new financing).

                The warrants to be issued in the new financing are exercisable until the fourth anniversary of their issue date.  The initial exercise price per share of common stock under the warrants is $1.35.  The exercise price of the warrants and the number of shares of common stock for which the warrants are exercisable is subject to proportionate adjustment in the event we make common stock dividends or distributions, consummate a stock split or reverse stock split or issue shares in a reclassification of our common stock.

                In connection with the new financing, we entered into a registration rights agreement with the purchasers.  Under the terms of the registration rights agreement, we have filed a registration statement with the Securities and Exchange Commission to cover resales of the shares of common stock issued in the new financing and of the shares of common stock underlying the warrants issued in the new financing and we have agreed to use our best efforts to cause that registration statement to become effective as promptly as practicable.  In the event the registration statement is not declared effective on or prior to the deadlines specified in the registration rights agreement, we will be required to pay liquidated damages to the purchasers in an amount equal to 1% of the gross proceeds from the new financing per month that the registration statement has not been declared effective after the deadline.

Stockholder Approval Has Been Obtained

                As of November 8, 2005, Clarient had approximately 51,910,832 issued and outstanding shares of common stock, each of which is entitled to one vote on any matter brought to a vote of Clarient’s stockholders.  Safeguard Delaware, Inc. and its affiliate Safeguard Scientifics (Delaware), Inc. (each of which is a wholly-owned subsidiary of Safeguard Scientifics, Inc.) collectively owned approximately 57% of our outstanding common stock as of November 8, 2005.  Each of Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. has approved the issuance of the securities to be issued in the new financing by written consent dated as of November 8, 2005, and this approval constitutes the requisite stockholder approval for purposes of the 20% Rule.  In addition, the new financing has been approved by a committee of Clarient’s board of directors consisting of independent directors and by Clarient’s board of directors. Accordingly, our stockholders will not be asked to take further action with respect to approval of the new financing.  However, since the stockholder approval required by the 20% Rule was obtained by written consent rather than at a stockholders’ meeting, under the rules of the Exchange Act the stockholder action may not become effective until the expiration of 20 days after the date this information statement is being mailed to stockholders. We expect to consummate the subsequent closing of the new financing following the expiration of this 20-day period, or on or about December 14, 2005.

Interest of Directors and Officers

                A subsidiary of Safeguard Scientifics, Inc. is an investor in the new financing on the same terms and conditions as other investors. Steven Feder and James Datin, who serve on our board of directors, are also executive officers of Safeguard Scientifics, Inc.  In addition, Michael Cola, who serves on our board of directors, was previously an executive officer of Safeguard Scientifics, Inc.  None of our directors, officers or their associates otherwise have a substantial interest, directly or indirectly, in the transactions discussed in this information statement.

No Dissenters’ Rights

                Delaware law does not provide for dissenter’s rights in connection with the approval of the actions described in this information statement.

No Action is Required

                No other votes are necessary or required. Clarient anticipates that the stockholder consent described in this information statement will become effective on or after December 14, 2005.

Security Ownership of Certain Beneficial Owners and Management

                The following table sets forth certain information regarding the beneficial ownership of Clarient’s Common Stock by (i) each person who is known by Clarient to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of Clarient’s directors and named executive officers, and (iii) all directors and named executive officers of Clarient as a group.  The first two columns of the table set forth beneficial ownership information for such persons as of November 8, 2005, before giving effect to the issuance of securities in the new financing.  The third and fourth columns of the table set forth the expected beneficial ownership information for such persons after giving effect to the issuance of common stock and warrants at the initial closing of the new financing on November 9, 2005 and of the common stock and warrants to be issued at the subsequent closing of the new financing which is expected to occur in December 2005.

Beneficial Ownership

Name and address of beneficial owner(1)(2)	Beneficial ownership prior to completion of new financing		Percent of class prior to completion of new financing(3)	Beneficial ownership after completion of new financing		Percent of class after completion of new financing(4)
Safeguard Scientifics, Inc. 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087-1945	30,137,929	(5)	57.0%	40,487,929	(6)	58.5%
Michael F. Cola	0		*	0		*
Steven J. Feder	0		*	0		*
James A. Datin	0		*	0		*
Irwin Scher, M.D.(7)	146,160		*	146,160		*
Frank P. Slattery, Jr.(8)	234,100		*	234,100		*
Jon R. Wampler (9)	87,000		*	87,000		*
G. Steve Hamm(10)	25,500		*	25,500		*
Ronald A. Andrews(11)	330,708		*	330,708		*
Kenneth D. Bauer, Ph.D.(12)	358,693		*	358,693		*
Stephen T.D. Dixon(13)	394,624		*	394,624		*
Heather Creran(14)	83,125		*	83,125		*
Jose de la Torre-Bueno, Ph.D.(15)	337,632		*	337,632		*
Executive officers and directors as a group (12 persons)	2,003,542		3.74%	2,003,542		2.92%

* Less than 1%.

(1)                            Address shall not be included for directors and officers.

(2)                            Unless otherwise indicated, to Clarient’s knowledge each person or group has sole voting and investment power and with respect to all listed shares.

(3)                            Based on 51,910,832 shares outstanding prior to the completion of the new financing.  Each listed person’s percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person and that are exercisable or convertible within sixty (60) days have been exercised.

(4)                            Based on 66,910,832 shares expected to be outstanding following the completion of the initial and subsequent closings of the new financing without giving effect to exercise of warrants issued in the new financing (except that each listed person’s percentage ownership is determined by assuming that options, warrants and other convertible securities (including warrants acquired in the new financing, if any) that are held by such person and that are exercisable or convertible within sixty (60) days have been exercised).

(5)                            Includes 26,699,208 shares beneficially owned by Safeguard Delaware, Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. (“SDI”), and 3,438,721 shares beneficially owned by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. (“SSDI”).  Safeguard Scientifics, Inc. and each of SDI and SSDI have reported that Safeguard, together with each of SDI and SSDI, respectively, have both shared voting and dispositive power with respect to the shares beneficially owned by  each of SDI and SSDI, respectively, because Safeguard is the sole stockholder of each of SDI and SSDI.  Included in the 26,699,208 shares beneficially owned by SDI are 978,650 currently exercisable warrants.

(6)                            Includes 37,049,208 shares expected to be beneficially owned by SDI following completion of the initial and subsequent closing of the new financing, and 3,438,721 shares beneficially owned by SSDI.  Safeguard Scientifics, Inc. and each of SDI and SSDI have reported that Safeguard, together with each of SDI and SSDI, respectively, have both shared voting and dispositive power with respect to the shares beneficially owned by  each of SDI and SSDI, respectively, because Safeguard is the sole stockholder of each of SDI and SSDI.  Included in the 37,049,208 shares expected to be beneficially owned by SDI following completion of the initial and subsequent closings of the new financings are 2,328,650 currently exercisable warrants (of which 1,350,000 are being issued in connection with the new financing).

(7)                            Includes 36,000 shares this person has to the right to acquire beneficial ownership of within sixty (60) days.

(8)                            Includes 46,000 shares this person has to the right to acquire beneficial ownership of within sixty (60) days.

(9)                            Includes 500 shares held in a family trust and 85,000 shares this person has to the right to acquire beneficial ownership of within sixty (60) days.

(10)                      Includes 19,000 shares this person has to the right to acquire beneficial ownership of within sixty (60) days.

(11)                      Includes 292,708 shares this person has to the right to acquire beneficial ownership of within sixty (60) days.

(12)                      Includes 358,693 shares this person has to the right to acquire beneficial ownership of within sixty (60) days. Dr. Bauer previously served as Clarient’s Senior Vice President and Chief Science Officer and resigned from Clarient in August 2005.

(13)                      Includes 380,624 shares this person has to the right to acquire beneficial ownership of within sixty (60) days.

(14)                      Includes 83,125 shares this person has to the right to acquire beneficial ownership of within sixty (60) days.

(15)                      Includes 21,500 total shares held in two family trusts, 2,101 shares held in a 401(k) plan and 310,197 shares this person has to the right to acquire beneficial ownership of within sixty (60) days.

Copies of Information Statement or Annual Report

                Only one information statement is being delivered to multiple security holders sharing an address unless Clarient has received contrary instructions from one or more of the security holders. We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at 33171 Paseo Cerveza, San Juan Capistrano, CA, Attn: Investor Relations, or by phone at (888) 443-3310.

By order of the Board of Directors

/s/ Stephen T. D. Dixon
Stephen T. D. Dixon
Executive Vice President and Chief Financial Officer